CUSTODY AGREEMENT


     This Agreement is made as of the 23rd day of April, 1997, between Bridges Investment Fund, Inc., a Nebraska corporation (the "Fund"), having its principal place of business in Omaha, Nebraska, and First National Bank of Omaha, a national bank (the "Custodian"), having its principal place of business in Omaha, Nebraska. This Agreement shall be effective upon transfer of the custodianship of assets of the Fund from the Fund's current custodian to First National Bank of Omaha, which will be on or about July 1, 1997.

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale shares of the Fund;

     WHEREAS, each share (collectively, "Shares") of the Fund represents an undivided interest in the assets of that Fund, subject to the liabilities of that Fund;

     WHEREAS, the Fund desires to employ the Custodian to provide custody services; and

     WHEREAS, the Custodian is willing to furnish custody services to the Fund on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties agree as follows:

I.   EMPLOYMENT OF CUSTODIAN; PROPERTY OF THE FUND TO BE HELD BY THE CUSTODIAN

     The Fund hereby employs the Custodian as the custodian of its assets. The Fund agrees to deliver to the Custodian substantially all securities and cash owned by it on behalf of the Fund from time to time, and substantially all income, principal, capital distributions or other payments received by it with respect to such securities, and the cash consideration received for the issuance and sale of Shares of the Fund from time to time. The Custodian will not be responsible for any property of the Fund not delivered to the Custodian.

II. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN

A.   HOLDING SECURITIES


     The Custodian will hold, earmark and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities maintained pursuant to Article II, Section J hereof in a clearing agency which acts as a securities depository or in an authorized book-entry system authorized by the U.S. Department of the Treasury, which is a Securities System as defined in Article II, Section J below.

B.   DELIVERY OF SECURITIES


     The Custodian will deliver securities held by the Custodian or in a Securities System account only upon receipt of proper instructions, which may be continuing instructions, and only in the following cases:

     1. Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     2. Upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;


     3. In the case of a sale effected through a Securities System, in accordance with the provisions of Article II, Section J hereof;

     4. To the depository agent in connection with tenders or other similar offers for securities of the Fund;

     5. To the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6. To the issuer thereof, or its agent, for registration or re-registration pursuant to the provisions of Article II, Section C hereof; or for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7. To the broker selling such securities for examination in accordance with the street delivery custom; provided that the Custodian will maintain procedures to ensure prompt return to the Custodian by the broker in the event the broker elects not to accept such securities;

     8. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10. For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

     11. For delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund on behalf of that Fund against receipt of amounts borrowed;

     12. Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to the Transfer Agent or to holders of Shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption; and

     13. For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be deliv-ered, setting forth the purpose for which such delivery is to be made, declaring, such purposes to be proper corporate purposes, and naming the persons to whom delivery of such securities will be made.

C.   REGISTRATION OF SECURITIES


     Securities held by the Custodian (other than bearer securities) will be registered in the name of the Fund, or in the name of any nominee of the Fund, the Custodian or any Securities System, or in the name or nominee name of any agent or sub-custodian appointed pursuant to Article II, Section I hereof, provided that the Custodian will maintain a mechanism for identifying all securities belonging to the Fund, wherever held or registered. All securities accepted by the Custodian on behalf of the Fund hereunder will be in street name or other good delivery form.

D.   BANK ACCOUNTS


     If requested by the Fund, the Custodian will open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and will hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.

E.   PAYMENT FOR SHARES


     The Custodian will receive from the distributor of the Shares of the Fund or from the Transfer Agent and deposit into the Fund's custody account payments received for Shares of such Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of cash payments for Shares of the Fund.

F.   COLLECTION OF INCOME AND OTHER PAYMENTS


     The Custodian will collect on a timely basis all income and other payments with respect to securities held hereunder to which the Fund will be entitled by law or pursuant to custom in the securities business, and will credit such income and other payments, subject to collection, to the Fund's custody account.

G.   PAYMENT OF TRUST MONEYS


     Upon receipt of proper instructions, which may be continuing instructions, the Custodian will pay out moneys of the Fund in the following cases only:

     1.   Upon the purchase of securities for the account of the Fund, but only
     (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Fund or by the Custodian as its agent for this purpose);
     (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Article II, Section J hereof or; (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities and with an indication on the books of the custodian that such securities are held for the benefit of the Fund, and (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Fund;

     2. In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Article II, Section B hereof;

     3. For the redemption or repurchase of Shares as set forth in Article II, Section H hereof;

     4. For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund: interest, dividend disbursements, taxes, trade association dues, advisory, administration, accounting, transfer agent and legal fees, and operating expenses allocated to the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5. For the payment of any dividend declared on behalf of the Fund pursuant to its governing documents; and

     6. For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Directors of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

H.   PAYMENTS FOR REPURCHASE OR REDEMPTIONS OF SHARES OF THE FUND


     From such funds as may be available, the Custodian will, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of the Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to a commercial bank designated by the redeeming shareholders.

I.   APPOINTMENT OF AGENTS

     The Custodian may at any time in its discretion appoint, but only in accordance with an applicable vote by the Board of Directors of the Fund, any bank or trust company, which is qualified under the 1940 Act to act as a custodian, as its agent or sub-custodian to carry out such of the provisions of this Article II as the Custodian may from time to time direct; provided that the appointment of any such agent or sub-custodian will not relieve the Custodian of any of its responsibilities or liabilities hereunder.

J.   DEPOSIT OF TRUST ASSETS IN SECURITIES SYSTEMS


     The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a "Securities System"), in accordance with applicable Federal Reserve Board and SEC rules and regulations, including SEC Rule 17f-4, as such may be amended from time to time, and subject to the following provisions:

     1. The Custodian may keep securities owned by the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which will not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

     2. The records of the Custodian with respect to securities owned by the Fund which are maintained in a Securities System will identify by book-entry those securities belonging to the Fund;

     3. The Custodian will pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian will transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian will furnish the Fund a monthly account statement showing confirmation of each transfer to or from the account of the Fund and each day's transactions in the Securities System for the account of the Fund;

     4. The book-entry system of the Federal Reserve System authorized by the U.S. Department of the Treasury and the Depository Trust Company, a clearing agency registered with the SEC, each are hereby specifically approved as a Securities System, provided that any changes in these arrangements shall be subject to the approval of the Board of Directors of the Fund; and

     5. The Custodian will be liable to the Fund for any direct loss or damage to the Fund resulting from use of the Securities System to the extent caused by the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees. In no event will the Custodian be liable for any punitive damages.

K.   INVESTMENT IN CUSTODIAN FUND


     Upon receipt of proper instructions from the Fund, the Custodian may invest such cash portion of the Fund designated in the proper instructions in First Omaha U.S. Government Obligations Fund, a fund for which the Custodian serves as investment advisor, and for which the Custodian receives an advisory fee in addition to this compensation pursuant to this Agreement; provided, however, that any such investment shall be in accordance with the Fund's governing documents and the 1940 Act, and SEC rules promulgated thereunder. The Fund acknowledges receipt of a current prospectus for the First Omaha U.S. Government Obligations Fund.

L.   OWNERSHIP CERTIFICATES FOR TAX PURPOSES


     The Custodian will execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities of the Fund.

M.   PROXIES


     The Custodian will cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and will promptly deliver to the Fund's investment advisor for the Fund (the "Advisor") such proxies, all proxy soliciting materials and all notices relating to such securities.

N.   COMMUNICATIONS RELATING TO SECURITIES OF THE FUND


     The Custodian will transmit promptly to the Advisor of the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian will transmit promptly to the Advisor all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Advisor desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Advisor will notify the Custodian at least five business days prior to the date on which the Custodian is to take such action.


O.   PROPER INSTRUCTIONS


     Proper Instructions as used herein mean a writing signed or initialed by two officers of the Fund in such manner as the Board of Directors will have authorized from time to time. Each writing will set forth the transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund will cause all oral instructions to be confirmed promptly in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors proper instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the assets of the Fund.

P.   ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY


     The Custodian may, in its discretion, without express authority from the
Fund:

          1. make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments will be accounted for to the Fund;

          2. surrender securities in temporary form for securities in definitive form;

          3. endorse for collection, in the name of the Fund on behalf of the Fund, checks, drafts and other negotiable instruments; and

          4. in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund, except as otherwise directed by the Fund or the Board of Directors of the Fund.

Q.   EVIDENCE OF AUTHORITY


     The Custodian will be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote, or (b) of any determination or of any action by the Board of Directors as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


III. DUTIES OF CUSTODIAN WITH RESPECT TO BOOKS OF ACCOUNT

     The Custodian will cooperate with and supply to the entity or entities appointed to keep the books of account of the Fund such information in the possession of the Custodian as is reasonably necessary to the maintenance of the books of account of the Fund.

IV.  RECORDS

     The Custodian will create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, including, without limitation,
Section 32 thereof and Rules 3la-1 and 3la-2 thereunder. All such records will be property of the Fund and will at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian will, upon request, provide the Fund with a tabulation of securities held by the Custodian on behalf of the Fund, and will, upon request, and for such compensation as will be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. The Fund agrees that, so long as Custodian furnishes Fund with periodic statements of account, Custodian shall not be required to furnish Fund with notification of securities transactions, as defined in applicable governmental regulations; provided, however, if requested by Fund, Custodian shall furnish notification in the form and within the time set forth in applicable governmental regulations at no additional cost to fund.

V.   OPINION OF FUND'S INDEPENDENT ACCOUNTANT

     The Custodian will take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-lA, Form N-SAR or other annual or semiannual reports to the SEC and with respect to any other requirements of the SEC.

VI.  REPORTS TO FUND BY AUDITORS

     The Custodian will provide the Fund, at such times as the Fund may reasonably request, with reports by its internal or independent auditors on the accounting system, internal accounting controls and procedures for safeguarding securities, including reports available on securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement. Such reports will be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed, will state in detail material inadequacies disclosed by such examination, and if there are no such inadequacies, will so state.


VII. COMPENSATION OF CUSTODIAN

     For the normal services the Custodian provides under this Custody Agreement, the Custodian will be entitled to reasonable compensation as agreed to between the Fund and the Custodian from time to time. Until agreed otherwise, the compensation will be as set forth on Schedule A attached hereto and made part hereof, as such Schedule may be amended from time to time. The fee set forth in Schedule A hereto is subject to an annual review and adjustment process. In the event the Custodian provides any extraordinary services hereunder, it will be entitled to additional reasonable compensation.

VIII.     RESPONSIBILITY OF CUSTODIAN/INDEMNIFICATION

     So long as and to the extent that it has exercised reasonable care, the Custodian will not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and will be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian will be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and will be without liability for any action reasonably taken or omitted pursuant to such advice.

     The Custodian will exercise reasonable care in carrying out the provisions of this Agreement and shall be without liability for any action taken or omitted by it in good faith and without negligence. The Fund will indemnify the Custodian and hold it harmless from and against all claims, liabilities, and expenses (including attorneys fees) which the Custodian may suffer or incur on account of being Custodian hereunder, except to the extent such claims, liabilities and expenses are caused by the Custodian's own negligence or bad faith. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor will it be construed to modify the standards of care and responsibility set forth in Article II, Section I hereof with respect to sub-custodians and in Article II, Section J hereof with respect to the Securities System.

     If the Fund requires the Custodian to take any action, which involves the payment of money or which may, in the reasonable opinion of the Custodian, result in liability or expense to the Custodian or its nominee, the Fund, as a prerequisite to requiring the Custodian to take such action, will provide indemnity to the Custodian in an amount and form satisfactory to it.

IX.  EFFECTIVE PERIOD; TERMINATION; AMENDMENT

     This Agreement will become effective as of the date hereof and remain effective until terminated as provided herein. This Agreement may be amended at any time only by written instrument signed by both parties. This Agreement may be terminated at any time on ninety (90) days' written notice by either party; provided that the Fund will not amend or terminate the Agreement in contravention of any applicable federal or state regulations, or any provision of the governing documents of the Fund, and further provided, that the Fund may at any time by action of its Board of Directors immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the applicable federal regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Fund will pay to the Custodian any fees incurred as a result of the termination transfer of assets, and reimburse the Custodian for all costs, expenses and disbursements that are due as of the date of such termination.

X.   SUCCESSOR CUSTODIAN

     If a successor custodian is appointed by the Board of Directors of the Fund, the Custodian will, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of the Fund then held by it hereunder. The Custodian will also deliver to such successor custodian copies of such books and records relating to the Fund as the Fund and Custodian may mutually agree.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors will have been delivered to the Custodian on or before the date when such termination will become effective, then the Custodian will have the right to deliver to a bank or trust company of its own selection, doing business in the state in which either the principal place of business of the Fund or the Custodian is located and having an aggregate capital, surplus, and undivided profits of not less than $5,000,000, all securities, funds and other properties held by the Custodian under this Agreement. Thereafter, such bank or trust company will be the successor of the Custodian under this Agreement.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to, or of the Board of Directors to appoint a successor custodian, the Custodian will be entitled to fair compensation for its services during such period as the Custodian and retain possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian will remain in full force and effect.

XI.  INTERPRETIVE AND ADDITIONAL PROVISIONS

     In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of, or in addition to, the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions will be in writing signed by both parties, provided that no such interpretive or additional provisions will contravene any applicable federal or state regulations or any provision of the governing documents of the Fund. No interpretive or additional provisions made as provided in the preceding sentence will be deemed to be an amendment of this Agreement.

XII. NEBRASKA LAW TO APPLY

     This Agreement will be deemed to be a contract made in Nebraska and governed by Nebraska law. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding and will inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first written above.

SEAL                          BRIDGES INVESTMENT FUND, INC.


                              By:  /s/ Edson L. Bridges II

                                  Its: Chairman of the Board



                              FIRST NATIONAL BANK OF OMAHA


                              By:  /s/ John C. Lenihan

                                  Its: Trust Officer



                                   SCHEDULE A

                                  FEE SCHEDULE


          For the services Custodian provides under this Custody Agreement, the Fund agrees to pay the Custodian an annual fee based on the average net asset value of the Fund assets as follows:


                         $0 - $1,000,000       $2.00 per $1,000

                 $1,000,000 - $2,000,000       $1.50 per $1,000

                $2,000,000 - $10,000,000       $1.00 per $1,000

                 Excess over $10,000,000       $ .50 per $1,000


The amounts owed to the Custodian will be determined quarterly, based upon the average net asset value of the Fund at the end of each month. The Fund will determine the amounts owed and will authorize payment of the amounts due at the same time all other quarterly expenses of the Fund are paid under contractual agreements.

          The Custodian will pass through the charge (currently $3.00) associated with securities purchased or sold through the U.S. Treasury book-entry system. The Custodian shall be entitled to take such charges from principal cash at the time of a transaction. The Custodian shall capitalize the transaction cost to the purchase amount of the security to be held, and the Custodian shall be entitled to deduct the transaction cost from the proceeds of sale or maturity to be credited to principal cash for each security disposition.

          Any out-of-pocket expenses of the Custodian associated with foreign assets will be billed at cost and charged to principal cash in the same manner as described for transactions in U.S. Treasury securities.

          The Custodian bases its fee schedule on the expectation that, in accordance with the terms and conditions of the Custody Agreement, the Fund will utilize the one or more money market funds managed or offered by the Custodian bank for usual and customary balances to be held in principal cash and income cash.

          The Custodian agrees that the above fee schedule will be effective for a minimum of three years from the commencement of custodianship of Fund assets.